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                                                                     Exhibit 5.1


                               October 14, 1996

USA Waste Services, Inc.
5400 LBJ Freeway
Suite 300, Tower One
Dallas, Texas  75240

Gentlemen:

     We have acted as counsel for USA Waste Services, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration
Statement on Form S-4 with respect to the registration of   ,000,000 shares
(the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of the Company.

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

     (a) the Restated Certificate of Incorporation of the Company as amended;

     (b) the By-laws of the Company;

     (c) the Registration Statement on Form S-4 of the Company, including the related prospectus and other attachments, filed with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933 (the "Registration Statement").

     We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation or prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware;

     (ii) the authorized capital of the Company consists of 300,000,000 shares of Common Stock, of which, as of August 31, 1996, 134,290,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, none of which, are issued and outstanding; and

     (iii) the Shares registered under the Registration Statement are duly authorized, and if and when issued by the Company, will be legally issued, fully paid, and non-assessable.


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USA Waste Services, Inc.
Page 2
October 14, 1996



     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the Statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                                Very truly yours,

                                                SNELL & SMITH, A Professional
                                                Corporation